Registration Statement No. 333-25345

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1

                                       To

                      The Captioned Registration Statement
                                       on
                                    Form S-3

                            ------------------------
                             COLUMBUS ENERGY CORP.
               (Exact name of Registrant as specified in Charter)
                            ------------------------

             COLORADO               84-0891713                  1330
         ---------------         -----------------      ------------------------
         (State or other          I.R.S. Employer        (Standard Industrial
         Jurisdiction of         Identification No.     Classification Code No,)
          organization)

                           1660 Lincoln Street, #2400
                             Denver, Colorado 80264
                                 (303) 861-5252

          (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                            Harry A. Trueblood, Jr.
                           1660 Lincoln Street, #2400
                             Denver, Colorado 80264
                                 (303) 861-5252

                   (Name, addresses, including zip codes and telephone number, including area code, of agent for service)

                      ------------------------------------

     The purpose of this Post-Effective Amendment No. 1 to the captioned Registration Statement is to deregister the shares unsold under this Registration Statement. Of the 450,029 shares which were offered, 77,913 shares have been sold and the remaining 372,116 shares are hereby deregistered.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                 TITLE                         DATE
---------                                 -----                         ----

     Principal Executive Officer
     ---------------------------

*_________________________________  Chairman of the Board          June 10, 1998
 Harry A. Trueblood, Jr.

     Principal Financial and Accounting Officer
     ------------------------------------------

*_________________________________  Vice President                 June 10, 1998
 Ronald H. Beck

     Majority of Board of Directors
     ------------------------------

*_________________________________  Director                       June 10, 1998
 J. Samuel Butler

*_________________________________  Director                       June 10, 1998
 William H. Blount, Jr.

*_________________________________  Director                       June 10, 1998
 Clarence H. Brown

*_________________________________  Director                       June 10, 1998
 Harry A. Trueblood, Jr.


* /s/ H C Gutjahr
      ----------------------------
      By H. C. Gutjahr as attorney-in-
      fact for each of the persons
      whose name is noted above with
      an asterisk(*)